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                                                                    EXHIBIT 4(q)


                          SECOND SUPPLEMENTAL INDENTURE


                          dated as of January 25, 1999

                                      among

                              INSILCO CORPORATION,

                              And its Subsidiaries

                           EYELETS FOR INDUSTRY, INC.
                                       and
                             EFI METAL FORMING, INC.

                           the GUARANTORS party hereto

                                       and

                                STAR BANK, N.A.,

                                   as Trustee

                                 with respect to

          Insilco Corporation's 12% Senior Subordinated Notes due 2007
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        THIS SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of January 25, 1999, among Insilco Corporation, a Delaware corporation (the "Company"), Eyelets For Industry, Inc., a Connecticut corporation and EFI Metal Forming, Inc., a Connecticut corporation (each an "Undersigned") and Star Bank, N.A., as trustee (the "Trustee").

                                    RECITALS

        WHEREAS, the Company and the Trustee entered into the Indenture, dated as of November 9, 1998 (the "Indenture"), relating to the Company's 12% Senior Subordinated Notes due 2007 (the "Notes");

        WHEREAS, as a condition to the Trustee entering into the Indenture and the Holders purchase of the Notes, the Company agreed pursuant to Section 10.21 of the Indenture to cause its Domestic Subsidiaries which are Wholly-Owned Restricted Subsidiaries to provide the Note Guarantee in certain circumstances.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

        Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

        Section 2. Guarantee. Pursuant to Section 9.01 of the Indenture, each Undersigned, by its execution of this Supplemental Indenture, agrees to be bound by the terms of the Indenture, including but not limited to Article 14 thereof with respect to the Note Guarantees, and hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations thereunder, that (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder will be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
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        Section 3. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

        Section 4. Counterparts. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

        Section 5. Supplement to the Indenture. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

        IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                    INSILCO CORPORATION

                                    By:
                                       ------------------------------------
                                    Name:   Kenneth H. Koch
                                    Title:  Vice President, General
                                            Counsel and Secretary

                                    EYELETS FOR INDUSTRY, INC.

                                    By:
                                       ------------------------------------
                                    Name:   Kenneth H. Koch
                                    Title:  Vice President, General
                                            Counsel and Secretary

                                    EFI METAL FORMING, INC.

                                    By:
                                       ------------------------------------
                                    Name:   Kenneth H. Koch
                                    Title:  Vice President, General
                                            Counsel and Secretary

                                    STAR BANK, N.A.
                                    as Trustee


                                    By:
                                       ------------------------------------
                                    Name:
                                    Title: